Exhibit 99.1

CNX Reports Fourth Quarter and Full Year 2019 Results and
Provides Updated 2020 Guidance

PITTSBURGH (January 30, 2020) - CNX Resources Corporation (NYSE: CNX) ("CNX" or "the company") reports the following financial results, which are in accordance with generally accepted accounting principles (GAAP) in the U.S.:

During the fourth quarter of 2019:

•
The company reported a net loss attributable to CNX shareholders of $271 million, or a loss of $1.45 per diluted share, largely due to a $327 million non-cash impairment charge related to exploration and production properties and a $119 million non-cash impairment charge related to unproved properties and expirations, both of which were associated with the company's Central Pennsylvania (CPA) acreage. In the fourth quarter of 2018 the company reported net income attributable to CNX shareholders of $102 million, or earnings of $0.50 per diluted share. During the fourth quarter of 2019 and 2018, there was an unrealized gain on commodity derivative instruments of $93 million and an unrealized loss on commodity derivative instruments of $37 million, respectively.

•
The company reported total production costs of $1.97 per Mcfe, including $0.86 per Mcfe of Depreciation, Depletion and Amortization (DD&A), compared to $1.89 per Mcfe, including $0.89 per Mcfe of DD&A, in the year-earlier quarter.

•
On a consolidated basis, the company reported a net loss of $240 million for the 2019 fourth quarter, largely due to a $327 million non-cash impairment charge related to exploration and production properties and a $119 million non-cash impairment charge related to unproved properties and expirations, both of which were associated with the company's CPA acreage. This compares to net income of $129 million in the fourth quarter of 2018.

•	Consolidated capital expenditures were $228 million, compared to $322 million spent in the year-earlier quarter.

•	The company had total weighted-average diluted shares of common stock outstanding of 186,615,121, compared to 203,741,408 shares in the fourth quarter of 2018.

Fourth Quarter Highlights
CNX's management uses non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the company. Stand-alone results include both CNX's Exploration & Production (E&P) and Unallocated segments (but not the Midstream segment) plus distributions CNX receives from CNX Midstream Partners LP ("CNXM"). CNX believes that providing stand-alone results provides investors with more transparency and a better ability to compare CNX's financial results to those of our peer group. The term "consolidated" includes 100% of the results of CNX, CNX Gathering LLC, and CNXM on a consolidated basis. For the fourth quarter of 2019, the company:

•	Had sales volumes of 143.4 Bcfe, or an increase of 5.4% from the 136.1 Bcfe sold in the fourth quarter of 2018.

•
Had stand-alone capital expenditures of $156 million, or a decrease of 41% from the $266 million in the fourth quarter of 2018. For full year 2019, stand-alone capital expenditures were $876 million, which is below the previously stated guidance range of $890-$915 million.

•	Turned-in-line five wells and drilled 12 wells.

"During the fourth quarter, our team continued to deliver excellent results with our 2019 capital program coming in $27 million and $14 million below the midpoint and low end of the previously stated guidance range, respectively," commented Nicholas J. DeIuliis, president and CEO. "The team accomplished this while working on our RHL 71 wells that included a state record for lateral length, making the capital efficiency even more impressive. For the year, we ended 2019 at the high end of our production guidance range, above the high end of our EBITDAX guidance range, and well below the low end of our capital guidance range. Also, we were nearly free cash flow (FCF) neutral in 2019 when including the $45 million in assets sales we completed."

Mr. DeIuliis continued, "Looking towards the future, based on the current macro conditions we have decided to reduce our drilling and completion (D&C) capital program even further, and now expect our production to be approximately flat in 2020. We believe that this activity set will help us generate organic FCF (a non-GAAP measure)(a) of approximately $200 million in 2020 and will position the business to have an even better 2021 where we expect to grow annual production volumes approximately 5% and generate over $200 million in organic FCF. When coupled with regular ongoing asset sales, however, we currently expect total FCF close to $250 million for both 2020 and 2021, which will be used for debt reduction and/or go towards D&C investments. This would allow us to reduce our absolute debt and leverage ratio in both 2020 and 2021 without major asset sales. This is a unique position to be in within our peer group. Despite our near-term focus on the balance sheet, we continue to see a long-term opportunity to reduce our share count meaningfully in the future, and we remain steadfastly committed to maximizing the NAV per share of the company."

The following table represents certain non-GAAP financial measures used by the company:(1)

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	December 31, 2019	December 31, 2018		December 31, 2019	December 31, 2018
(Dollars in millions, except per share data)	Stand-alone		% Increase/(Decrease)	Total Company		% Increase/(Decrease)
Adjusted Net (Loss) Income	$(27)	$120	(122.5)%	$22	$160	(86.3)%
Total Shares Outstanding (in millions)(2)	186.6	198.3	(5.9)%	—	—	—%
Adjusted Net (Loss) Income per Outstanding Share(2)	$(0.14)	$0.61	(123.0)%	—	—	—%
Adjusted EBITDAX	$214	$270	(20.7)%	$264	$314	(15.9)%
Adjusted EBITDAX per Outstanding Share(2)	$1.15	$1.36	(15.4)%	$1.41	$1.58	(10.8)%
Capital Expenditures(3)	$156	$266	(41.4)%	—	—	—%
(1) The Non-GAAP financial measures in the table above are defined and reconciled to GAAP net income, under the caption "Non-GAAP Financial Measures" below.
(2) For the quarter ended December 31, 2019, total shares outstanding of 186,642,962 (Non-GAAP) are as of January 20, 2020. For the quarter ended December 31, 2018, total shares outstanding of 198,335,252 (Non-GAAP) are as of January 18, 2019.
(3) Capital expenditures exclude $72.4 million and $56.3 million of total capital investment net to CNXM in the fourth quarter of 2019 and 2018, respectively, as reported in CNXM Fourth Quarter Results.

The following table highlights operating cash margins and fully burdened cash margins:

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
(Per Mcfe)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average Sales Price - E&P	$2.54	$3.09	$2.66	$2.97
Total Production Cash Costs(1)	1.11	1.00	1.13	1.09
Operating Cash Margin	$1.43	$2.09	$1.53	$1.88
Operating Cash Margin (%)	56%	68%	58%	63%

Total Fully Burdened Cash Costs(2)	$1.63	$1.47	$1.68	$1.64
Fully Burdened Cash Margin	$0.91	$1.62	$0.98	$1.33
Fully Burdened Cash Margin (%)	36%	52%	37%	45%
(1) See the "Price and Cost Data per Mcfe" table below for reconciliation to Total Production Costs.
(2) Fully burdened cash costs include production cash costs, selling, general and administrative (SG&A) cash costs, other operating cash expense, other cash (income) expense, and interest expense. Q4 2019, Q4 2018, FY2019, and FY2018 total fully burdened cash costs exclude a gain on asset sales of $0.25 per Mcfe, $0.01 per Mcfe, $0.08 per Mcfe, and $0.04 per Mcfe, respectively.

Impairment of Exploration and Production Properties
In the fourth quarter of 2019, CNX recorded a non-cash $327 million pre-tax impairment in the carrying value of the company's CPA Marcellus Shale assets largely due to the continuation of depressed NYMEX forward prices. Using the same NYMEX forward prices, no other regions or gas types were impaired.

Impairment of Unproved Properties and Expirations
Capitalized costs of unproved oil and gas properties are evaluated for recoverability on a prospective basis. CNX recorded a non-cash impairment charge of $119 million related to unproved properties in the fourth quarter of 2019. These properties are adjacent to the CPA Marcellus properties that were impaired.

Incentive Distribution Rights (IDRs) Elimination Transaction
On January 29, 2020, CNX and CNXM entered into and closed definitive agreements to eliminate CNXM’s IDRs held by its general partner and to convert the 2.0% general partner interest in CNXM into a non-economic general partnership interest (collectively, the "IDR Elimination Transaction").

Pursuant to the IDR Elimination Transaction agreements, CNX will receive the following consideration in exchange for the IDRs and the 2% general partner interest:

•	26 million CNXM common units to CNX;

•
3 million new CNXM Class B units. The newly issued Class B units will not receive or accrue distributions until January 1, 2022, at which time they will automatically convert into CNXM common units; and

•	$135 million cash, payable in three installments of $50 million on December 31, 2020, $50 million on December 31, 2021 and $35 million on December 31, 2022.

As a result of the IDR Elimination Transaction, CNX now owns 47.7 million common units, or approximately 53.1%, of the outstanding limited partner interests in CNXM, excluding the Class B units. Upon conversion of the Class B units to CNXM common units on January 1, 2022, CNX's ownership will increase to 50.7 million units on a proforma basis.

The boards of directors of CNX and CNXM, as well as the CNXM Conflicts Committee, which consists entirely of independent directors of CNXM, unanimously approved the IDR Elimination Transaction. Commenting on the transaction, Nicholas DeIuliis, chief executive officer of CNX and CNXM, said: “This transaction simplifies our corporate structure and sets up the midstream company to excel during its next chapter, of which CNX now owns approximately 53% of the LP units. This deal is also accretive to distributable cash flow per unit."

Jefferies Group LLC acted as financial advisor and Latham & Watkins LLP acted as legal advisor to CNX. Evercore Group L.L.C. acted as financial advisor and Baker Botts L.L.P. acted as legal advisor to the CNXM Conflicts Committee. Citi acted as financial advisor to the CNX board of directors.

Operations:
During the quarter, CNX used up to two horizontal rigs and drilled 12 wells. The company currently has two rigs in operation, which it expects to run into 2020, along with one frac crew. During the quarter, the company utilized one all-electric frac crew to complete seven wells, which included six Marcellus Shale wells and one Utica Shale well. In the fourth quarter, CNX turned-in-line five wells.

CNX's natural gas and liquids production in the quarter came from the following categories:

	Quarter	Quarter		Quarter
	Ended	Ended		Ended
	December 31, 2019	December 31, 2018	% Increase/(Decrease)	September 30, 2019	% Increase/(Decrease)
GAS
Marcellus Sales Volumes (Bcf)	90.8	79.2	14.6%	79.2	14.6%
Utica Sales Volumes (Bcf)	28.3	34.4	(17.7)%	26.8	5.6%
CBM Sales Volumes (Bcf)	13.7	14.8	(7.4)%	14.1	(2.8)%
Other Sales Volumes (Bcf)	0.1	0.1	—%	0.1	—%

LIQUIDS(1)
NGLs Sales Volumes (Bcfe)	10.0	7.1	40.8%	8.0	25.0%
Oil Sales Volumes (Bcfe)	—	0.1	(100.0)%	—	—
Condensate Sales Volumes (Bcfe)	0.5	0.4	25.0%	0.1	400.0%

TOTAL (Bcfe)	143.4	136.1	5.4%	128.3	11.8%

Average Daily Production (MMcfe)	1,558.5	1,479.1		1,394.6
(1) NGLs, Oil and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.

PRICE AND COST DATA PER MCFE — Quarter-to-Quarter Comparison:

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
(Per Mcfe)	December 31, 2019	December 31, 2018	September 30, 2019
Average Sales Price - Gas	$2.14	$3.59	$2.04
Average Gain (Loss) on Commodity Derivative Instruments - Cash Settlement- Gas	$0.33	$(0.56)	$0.47
Average Sales Price - Oil(1)	$—	$10.09	$9.44
Average Sales Price - NGLs(1)	$3.20	$4.09	$2.28
Average Sales Price - Condensate(1)	$7.45	$6.39	$12.59

Average Sales Price - E&P	$2.54	$3.09	$2.51

Lease Operating Expense (LOE)	$0.09	$0.12	$0.11
Production, Ad Valorem, and Other Fees	0.05	0.06	0.05
Transportation, Gathering and Compression	0.97	0.82	0.97
Depreciation, Depletion and Amortization (DD&A)	0.86	0.89	0.86
Total Production Costs	$1.97	$1.89	$1.99

Total Production Cash Costs, before DD&A	$1.11	$1.00	$1.13
Cash Margin, before DD&A	$1.43	$2.09	$1.38
(1) NGLs, Oil, and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.
Note: "Total Production Costs" excludes Selling, General, and Administration and Other Operating Expenses.

In the fourth quarter of 2019, total production costs were higher, compared to the year-earlier quarter, due to increased transportation, gathering, and compression costs, offset in part by improvements to LOE, production taxes, and DD&A. The primary driver to the increased transportation, gathering, and compression costs was higher firm transportation costs associated with new transportation contracts and CNXM fees, partially offset by an improvement in processing fees due to a drier production mix. The improvement to LOE was driven by decreased employee costs and increased production volumes.

Marketing:
For the fourth quarter of 2019, CNX's average sales price for natural gas, natural gas liquids (NGLs), oil, and condensate was $2.54 per Mcfe. The average realized price for all liquids for the fourth quarter of 2019 was $20.49 per barrel.

CNX's weighted average differential from NYMEX in the fourth quarter of 2019 was negative $0.51 per MMBtu. CNX's average sales price for natural gas before hedging increased 4.9% to $2.14 per Mcf compared with the average sales price of $2.04 per Mcf in the third quarter of 2019. This improvement results from a higher Henry Hub price. Including the impact of cash settlements from hedging, CNX's average sales price for natural gas was $0.04 per Mcf, or 1.6%, lower than the third quarter of 2019 and $0.56 per Mcf, or 18.5%, lower than last year's fourth quarter.

Total hedged natural gas production in the 2020 first quarter is 118.4 Bcf. The annual gas hedge position is shown in the table below:

	2020	2021
Volumes Hedged (Bcf), as of 1/8/20	490.8*	417.0
*Includes actual settlements of 39.2 Bcf.

CNX’s hedged gas volumes include a combination of NYMEX financial hedges, index (NYMEX and basis) financial hedges, and physical fixed price sales. In addition, to protect the NYMEX hedge volumes from basis exposure, CNX enters into basis-only financial hedges and physical sales with fixed basis at certain sales points. CNX’s gas hedge position through 2024 as of January 8, 2020, is shown in the table below:

	Q1 2020	2020	2021	2022	2023	2024
NYMEX Only Hedges
Volumes (Bcf)	115.6	479.4	395.4	266.6	136.5	136.6
Average Prices ($/Mcf)	$3.00	$2.96	$2.91	$2.99	$2.85	$2.90
Physical Fixed Price Sales and Index Hedges
Volumes (Bcf)	2.8	11.4	21.6	14.4	28.2	11.1
Average Prices ($/Mcf)	$2.44	$2.44	$2.49	$2.58	$2.13	$2.26
Total Volumes Hedged (Bcf)(1)	118.4	490.8	417.0	281.0	164.7	147.7

NYMEX + Basis (fully-covered volumes)(2)
Volumes (Bcf)	118.4	490.8	417.0	281.0	164.7	147.7
Average Prices ($/Mcf)	$2.67	$2.55	$2.42	$2.44	$2.29	$2.32
NYMEX Only Hedges Exposed to Basis
Volumes (Bcf)	—	—	—	—	—	—
Average Prices ($/Mcf)	$—	$—	$—	$—	$—	$—
Total Volumes Hedged (Bcf)(1)	118.4	490.8	417.0	281.0	164.7	147.7
(1) Excludes basis hedges in excess of NYMEX hedges in Q1 2020, 2020, 2021, 2022, 2023, and 2024 of 3.3 Bcf, 6.8 Bcf, 26.3 Bcf, 24.3 Bcf, 9.4 Bcf, and 3.8 Bcf, respectively.
(2) Includes physical sales with fixed basis in Q1 2020, 2020, 2021, 2022, 2023, and 2024 of 25.5 Bcf, 87.0 Bcf, 64.6 Bcf, 24.5 Bcf, 1.7 Bcf, and 9.0 Bcf, respectively.

During the fourth quarter of 2019, CNX added additional NYMEX natural gas hedges of 17.9 Bcf, 24.9 Bcf, and 20.6 Bcf for 2023, 2024, and 2025, respectively. To help mitigate basis exposure on NYMEX hedges, in the fourth quarter CNX added 1.1 Bcf, 13.2 Bcf, 18.6 Bcf, 35.3 Bcf, 37.5 Bcf, 45.1 Bcf, 4.3 Bcf, and 0.4 Bcf of basis hedges for 2019, 2020, 2021, 2022, 2023, 2024, 2025, and 2026, respectively.

Finance:
At December 31, 2019, CNX's Stand-alone net debt to trailing-twelve-months (TTM) adjusted Stand-alone EBITDAX (including distributions from CNXM) (a non-GAAP measure)(1) was 2.63x. On a consolidated basis, CNX's net debt to TTM adjusted EBITDAX (a non-GAAP measure)(1) was 2.86x.

At December 31, 2019, CNX's credit facility had $661 million of borrowings outstanding and $205 million of letters of credit outstanding, leaving $1,234 million of unused capacity. Following the IDR Elimination Transaction, CNX now holds 47.7 million CNXM limited partnership units, with a current market value of approximately $732 million as of January 24, 2020. This does not include the additional 3.0 million class B limited partnership units that will convert to CNXM common units on January 1, 2022.

No shares were repurchased during the fourth quarter of 2019.

(1) The Non-GAAP financial measures referenced in the Finance section above are defined and reconciled under the caption "Non-GAAP Financial Measures" below.

Guidance and Capital Update:(a)
CNX is updating 2020 production volumes to 525-555 Bcfe, compared to the previous guidance of 535-565 Bcfe.

Adjusted EBITDAX(1)	Previous			Updated
	2020E			2020E
($ in millions, except per share data)	Low		High	Low		High
Stand-Alone (Including Distributions)(2)	$710	-	$755	$765	-	$810
Stand-Alone (Including Distributions)(2) per Share	$3.81	-	$4.05	$4.10	-	$4.34
Consolidated	$885	-	$950	$885	-	$950
(1) EBITDAX based on NYMEX forward strip as of January 8, 2020.
(2) Includes approximately $80 million of projected distributions from ownership interests in CNXM and a $50 million payment associated with the IDR Elimination Transaction. Per share calculation uses 186.6 million shares outstanding as of January 20, 2020.

The company increased 2020 adjusted Stand-Alone EBITDAX guidance despite an anticipated reduction in volumes, which the company expects to be offset by an increase in expected total realized price and payment associated with the IDR Elimination Transaction. The updated guidance assumes 10 Bcfe less production volumes in 2020, compared to the previous guidance update.

Capital Expenditures	Previous			Updated
	2020E			2020E
($ in millions)	Low		High	Low		High
Drilling & Completion (D&C)	$400	-	$450	$360	-	$410
Non-D&C	$90	-	$100	$90	-	$100
Total Stand-Alone Capital	$490	-	$550	$450	-	$510
CNX Midstream LP Capital	$80	-	$100	$80	-	$100
Total Consolidated Capital	$570	-	$650	$530	-	$610

For 2020, the company is reducing its full-year capital guidance by $40 million, primarily due to plan optimization and streamlined activity.

For full year 2019, the company had stand-alone capital expenditures of approximately $876 million, or $27 million less than the midpoint of the previously stated guidance. For 2019 and 2020 combined, the company expects stand-alone capital expenditures to be approximately $67 million less than previously announced, resulting in approximately 6 Bcfe less production, after accounting for the 4 Bcfe accelerated from 2020 into 2019.

The company expects to generate organic FCF(a) of approximately $200 million in 2020. In 2021, CNX expects to grow annual production volumes approximately 5% and generate over $200 million in organic FCF(a). When coupled with approximately $50 million of regular ongoing annual asset sales, however, the company expects total FCF to be close to $250 million for both 2020 and 2021(a). We anticipate that the bulk of the proceeds in both 2020 and 2021 will be used to reduce the company's absolute debt and leverage ratio and/or go towards D&C investments. The company expects that the 2021 development plan will set up 2022 for additional production growth.
_______________

(a)
CNX is unable to provide a reconciliation of projected financial results contained in this release, including FCF, adjusted EBITDAX, fully burdened cash costs and other metrics to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

About CNX
CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2018, CNX had 7.9 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor's Midcap 400 Index. Additional information may be found at www.cnx.com.

Non-GAAP Financial Measures
Definitions: EBIT is defined as earnings before deducting net interest expense (interest expense less interest income) and income taxes. EBITDAX is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, depletion and amortization, and exploration. Adjusted EBITDAX consolidated is defined as EBITDAX after adjusting for the discrete items listed below. Stand-alone EBITDAX is defined as the adjusted EBITDAX related to both CNX's E&P and Unallocated segments (See Note 24 - Segment Information in CNX's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for more information) plus the distributions CNX receives during the current period from CNXM related to its limited partnership units, general partner units, and incentive distribution rights (IDRs). Although EBIT, EBITDAX, Stand-alone EBITDAX and adjusted EBITDAX consolidated are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Resources because they are widely used to evaluate a company's operating performance. We exclude stock-based compensation from adjusted EBITDAX because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT, EBITDAX, Stand-alone EBITDAX or adjusted EBITDAX consolidated identically, the presentation here may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX per outstanding share, adjusted net income per outstanding share, Stand-alone EBITDAX and adjusted EBITDAX consolidated, with shares measured as of January 20, 2020, are not measures of performance calculated in accordance with generally accepted accounting principles. Management believes that these financial measures are useful to an investor in evaluating CNX Resources because (i) analysts utilize these metrics when evaluating company performance and, (ii) given that we have an active share repurchase program, analysts have requested this information as of a recent practicable date, and we want to provide updated information to investors.

Reconciliation of EBIT, EBITDAX, adjusted EBITDAX consolidated, Stand-alone EBITDAX, adjusted net income, net debt and TTM EBITDAX to financial net income is as follows:

	Three Months Ended
	December 31, 2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net (Loss) Income	$(287,970)	$47,915	$(240,055)
Interest Expense	29,371	7,680	37,051
Interest Income	(66)	(12)	(78)
Income Tax Benefit	(50,398)	—	(50,398)
Earnings Before Interest & Taxes (EBIT)	$(309,063)	$55,583	$(253,480)
Depreciation, Depletion & Amortization	124,732	9,112	133,844
Exploration Expense	29,437	43	29,480
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$(154,894)	$64,738	$(90,156)
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(92,538)	$—	$(92,538)
Impairment of Exploration and Production Properties	327,400	—	327,400
Impairment of Unproved Properties and Expirations	119,429	—	119,429
Severance Expense	113	—	113
Stock-Based Compensation	1,469	399	1,868
Shaw Insurance Recovery	(2,159)	—	(2,159)
Total Pre-tax Adjustments	$353,714	$399	$354,113
Adjusted EBITDAX Consolidated	$198,820	$65,137	$263,957
Midstream Distributions	15,549	N/A	N/A
Stand-alone EBITDAX	$214,369	N/A	N/A

1Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

	Three Months Ended
	December 31, 2018
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income	$90,106	$39,309	$129,415
Interest Expense	26,471	6,751	33,222
Interest Income	1	—	1
Income Tax Benefit	(23,713)	—	(23,713)
Earnings Before Interest & Taxes (EBIT)	$92,865	$46,060	$138,925
Depreciation, Depletion & Amortization	122,314	7,770	130,084
Exploration Expense	2,633	—	2,633
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$217,812	$53,830	$271,642
Adjustments:
Unrealized Loss on Commodity Derivative Instruments	$36,727	$—	$36,727
Loss on Certain Asset Sales	96	—	96
Severance Expense	(55)	—	(55)
Stock-Based Compensation	4,844	636	5,480
Gain on Debt Extinguishment	(315)	—	(315)
Total Pre-tax Adjustments	$41,297	$636	$41,933
Adjusted EBITDAX Consolidated	$259,109	$54,466	$313,575
Midstream Distributions	11,085	N/A	N/A
Stand-alone EBITDAX	$270,194	N/A	N/A
1Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

Reconciliation of Adjusted Net (Loss) Income

	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Dollars in thousands	Stand-alone[1]	Stand-alone[1]	Total Company	Total Company
Net (Loss) Income from EBITDAX Reconciliation	$(287,970)	$90,106	$(240,055)	$129,415
Adjustments:
Total Pre-tax Adjustments from EBITDAX Reconciliation	353,714	41,297	354,113	41,933
Tax effect of Adjustments	(92,433)	(11,199)	(92,537)	(11,371)
Adjusted Net (Loss) Income	$(26,689)	$120,204	$21,521	$159,977
1Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

Management uses net debt to determine the company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt attributable to CNX Resources shareholders is useful to investors in determining the company's leverage ratio since the company could choose to use its cash and cash equivalents to retire debt.

Net Debt	December 31, 2019
	Stand-alone[1]	Midstream	Total Company
Total Long-Term Debt (GAAP)	$2,048,531	$705,912	$2,754,443
Less: Cash and Cash Equivalents	15,328	955	16,283
Net Debt (Non-GAAP)	$2,033,203	$704,957	$2,738,160
1Stand-alone includes both CNX's E&P and Unallocated segments.
Reconciliation of Trailing-Twelve-Months (TTM) EBITDAX by Quarter

	Three Months Ended				Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Dollars in thousands	2019	2019	2019	2019	2019
Net (Loss) Income	$(64,651)	$192,694	$143,960	$(240,055)	$31,948
Interest Expense	35,771	40,152	38,405	37,051	151,379
Interest Income	(722)	(71)	(1,078)	(78)	(1,949)
Income Tax (Benefit) Expense	(11,559)	40,791	48,902	(50,398)	27,736
Earnings Before Interest & Taxes (EBIT)	$(41,161)	$273,566	$230,189	$(253,480)	$209,114
Depreciation, Depletion & Amortization	125,161	128,999	120,459	133,844	508,463
Exploration Expense	3,258	5,567	6,075	29,480	44,380
Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$87,258	$408,132	$356,723	$(90,156)	$761,957
Adjustments:
Unrealized Loss (Gain) on Commodity Derivative Instruments	153,994	(210,909)	(156,872)	(92,538)	(306,325)
Impairment of Exploration and Production Properties	—	—	—	327,400	327,400
Impairment of Unproved Properties and Expirations	—	—	—	119,429	119,429
Loss on Certain Asset Sales and Abandonments	3,564	—	—	—	3,564
Severance Expense	23	1,182	1,999	113	3,317
Stock-Based Compensation	10,903	23,873	1,781	1,868	38,425
Loss on Debt Extinguishment	7,537	77	—	—	7,614
Shaw Event	4,305	—	—	—	4,305
Shaw Insurance Recovery	—	—	—	(2,159)	(2,159)
Total Pre-tax Adjustments	$180,326	$(185,777)	$(153,092)	$354,113	$195,570
Adjusted EBITDAX Consolidated TTM	$267,584	$222,355	$203,631	$263,957	$957,527

Reconciliation of Stand-alone EBITDAX Trailing-Twelve-Months (TTM)

	Twelve Months Ended December 31, 2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net (Loss) Income	$(134,706)	$166,654	$31,948
Interest Expense	121,054	30,325	151,379
Interest Income	(1,915)	(34)	(1,949)
Income Tax Expense	27,736	—	27,736
Earnings Before Interest & Taxes (EBIT)	$12,169	$196,945	$209,114
Depreciation, Depletion & Amortization	474,351	34,112	508,463
Exploration Expense	44,337	43	44,380
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$530,857	$231,100	$761,957
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(306,325)	$—	$(306,325)
Impairment of Exploration and Production Properties	327,400	—	327,400
Impairment of Unproved Properties and Expirations	119,429	—	119,429
(Gain) Loss on Certain Asset Sales and Abandonments	(3,665)	7,229	3,564
Severance Expense	2,881	436	3,317
Stock-Based Compensation	36,545	1,880	38,425
Loss on Debt Extinguishment	7,614	—	7,614
Shaw Event	4,305	—	4,305
Shaw Insurance Recovery	(2,159)	—	(2,159)
Total Pre-tax Adjustments	$186,025	$9,545	$195,570
Adjusted EBITDAX Consolidated	$716,882	$240,645	$957,527
Midstream Distributions	55,333	N/A	N/A
Stand-alone EBITDAX	$772,215	N/A	N/A
1Stand-alone includes both CNX's E&P and Unallocated Segments.

Cautionary Statements
We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the "Exchange Act")) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "will," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and natural gas liquids are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; an extended decline in the prices we receive for our natural gas and natural gas liquids affecting our operating results and cash flows; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNXM and others; disruption of, capacity constraints in, or proximity to pipeline systems that could limit sales of our natural gas and natural gas liquids, and decreases in availability of third-party pipelines or other midstream facilities interconnected to CNXM’s gathering systems; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling; the impact of potential, as well as any adopted environmental regulations including any relating to greenhouse gas emissions on our operating costs as well as on the market for natural gas and for our securities; environmental regulations introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; the risks inherent in natural gas operations, including our reliance upon third party contractors, being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions that could impact financial results; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials to support our operations; if natural gas prices remain depressed or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties; a loss of our competitive position because of the competitive nature of the natural gas industry or overcapacity in this industry impairing our profitability; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; our inability to collect payments from customers if their creditworthiness declines or if they fail to honor their contracts; existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline and related facility integrity management program testing and any related pipeline repair or preventative or remedial measures; our ability to find adequate water sources for our use in natural gas drilling, or our ability to dispose of or recycle water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; acquisitions and divestitures we anticipate may not occur or produce anticipated benefits; risks associated with our debt; failure to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, and lending requirements or regulations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; changes in federal or state income tax laws, particularly in the area of intangible drilling costs; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; our development and exploration projects, as well as CNXM’s midstream system development, require substantial capital expenditures; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; and CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy has been allocated responsibility; Additional factors are described in detail under the captions "Forward Looking Statements" and "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, as supplemented by our quarterly reports on Form 10-Q.

Contacts:
Investor:     Tyler Lewis, at (724) 485-3157

Media:     Brian Aiello, at (724) 485-3078

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)	December 31,		December 31,
(Unaudited)	2019	2018	2019	2018
Revenue and Other Operating Income:
Natural Gas, NGLs and Oil Revenue	$320,463	$493,085	$1,364,325	$1,577,937
Gain (Loss) on Commodity Derivative Instruments	135,987	(108,964)	376,105	(30,212)
Purchased Gas Revenue	29,846	27,441	94,027	65,986
Midstream Revenue	18,451	20,098	74,314	89,781
Other Operating Income	4,242	3,795	13,678	26,942
Total Revenue and Other Operating Income	508,989	435,455	1,922,449	1,730,434
Costs and Expenses:
Operating Expense
Lease Operating Expense	12,738	16,789	65,443	95,139
Transportation, Gathering and Compression	86,323	71,998	330,539	302,933
Production, Ad Valorem, and Other Fees	7,358	8,472	27,461	32,750
Depreciation, Depletion and Amortization	133,844	130,084	508,463	493,423
Exploration and Production Related Other Costs	29,480	2,633	44,380	12,033
Purchased Gas Costs	28,077	27,414	90,553	64,817
Impairment of Exploration and Production Properties	327,400	—	327,400	—
Impairment of Unproved Properties and Expirations	119,429	—	119,429	—
Impairment of Other Intangible Assets	—	—	—	18,650
Selling, General and Administrative Costs	34,535	36,113	143,550	134,806
Other Operating Expense	18,059	21,174	79,255	72,412
Total Operating Expense	797,243	314,677	1,736,473	1,226,963
Other Expense (Income)
Other Expense (Income)	101	(9,758)	2,862	(14,571)
Gain on Asset Sales and Abandonments, net	(34,953)	(8,073)	(35,563)	(157,015)
Gain on Previously Held Equity Interest	—	—	—	(623,663)
(Gain) Loss on Debt Extinguishment	—	(315)	7,614	54,118
Interest Expense	37,051	33,222	151,379	145,934
Total Other Expense (Income)	2,199	15,076	126,292	(595,197)
Total Costs And Expenses	799,442	329,753	1,862,765	631,766
(Loss) Earnings Before Income Tax	(290,453)	105,702	59,684	1,098,668
Income Tax (Benefit) Expense	(50,398)	(23,713)	27,736	215,557
Net (Loss) Income	(240,055)	129,415	31,948	883,111
Less: Net Income Attributable to Noncontrolling Interests	31,353	27,488	112,678	86,578
Net (Loss) Income Attributable to CNX Resources Shareholders	$(271,408)	$101,927	$(80,730)	$796,533

(Loss) Earnings per Share
Basic	$(1.45)	$0.51	$(0.42)	$3.75
Diluted	$(1.45)	$0.50	$(0.42)	$3.71

Dividends Declared	$—	$—	$—	$—

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Year Ended
(Dollars in thousands)	December 31,		December 31,
(Unaudited)	2019	2018	2019	2018
Net (Loss) Income	$(240,055)	$129,415	$31,948	$883,111
Other Comprehensive (Loss) Income:
Actuarially Determined Long-Term Liability Adjustments (Net of tax: $1,708, $2, $1,664, ($792))	(4,827)	(332)	(4,701)	1,672

Comprehensive (Loss) Income	(244,882)	129,083	27,247	884,783

Less: Comprehensive Income Attributable to Noncontrolling Interest	31,353	27,488	112,678	86,578

Comprehensive (Loss) Income Attributable to CNX Resources Shareholders	$(276,235)	$101,595	$(85,431)	$798,205

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands)	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$16,283	$17,198
Accounts and Notes Receivable:
Trade	133,480	252,424
Other Receivables	13,679	11,077
Supplies Inventories	6,984	9,715
Recoverable Income Taxes	62,425	149,481
Derivative Instruments	247,794	40,240
Prepaid Expenses	17,456	21,551
Total Current Assets	498,101	501,686
Property, Plant and Equipment:
Property, Plant and Equipment	10,572,006	9,567,428
Less—Accumulated Depreciation, Depletion and Amortization	3,435,431	2,624,984
Total Property, Plant and Equipment—Net	7,136,575	6,942,444
Other Assets:
Operating Lease Right-of-Use Assets	187,097	—
Investment in Affiliates	16,710	18,663
Derivative Instruments	314,096	213,098
Goodwill	796,359	796,359
Other Intangible Assets	96,647	103,200
Other	15,221	16,720
Total Other Assets	1,426,130	1,148,040
TOTAL ASSETS	$9,060,806	$8,592,170

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands, except per share data)	December 31, 2019	December 31, 2018
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$202,553	$229,806
Derivative Instruments	40,971	61,661
Current Portion of Finance Lease Obligations	7,164	6,997
Current Portion of Operating Lease Obligations	61,670	—
Other Accrued Liabilities	216,581	224,511
Total Current Liabilities	528,939	522,975
Non-Current Liabilities:
Long-Term Debt	2,754,443	2,378,205
Finance Lease Obligations	7,706	13,299
Operating Lease Obligations	110,466	—
Derivative Instruments	115,138	92,221
Deferred Income Taxes	476,108	398,682
Asset Retirement Obligations	63,377	37,479
Other	42,320	67,566
Total Non-Current Liabilities	3,569,558	2,987,452
TOTAL LIABILITIES	4,098,497	3,510,427
Stockholders’ Equity:
Common Stock, $0.01 Par Value; 500,000,000 Shares Authorized, 186,642,962 Issued and Outstanding at December 31, 2019; 198,663,342 Issued and Outstanding at December 31, 2018	1,870	1,990
Capital in Excess of Par Value	2,199,605	2,264,063
Preferred Stock, 15,000,000 Shares Authorized, None Issued and Outstanding	—	—
Retained Earnings	1,971,676	2,071,809
Accumulated Other Comprehensive Loss	(12,605)	(7,904)
Total CNX Resources Stockholders’ Equity	4,160,546	4,329,958
Noncontrolling Interest	801,763	751,785
TOTAL STOCKHOLDERS' EQUITY	4,962,309	5,081,743
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,060,806	$8,592,170

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
Dollars in Thousands	2019	2018	2019	2018
Total Stockholders’ Equity, Beginning Balance	$5,221,818	$5,048,819	$5,081,743	$3,899,899

Common Stock and Capital in Excess of Par Value:
Beginning Balance	2,199,653	2,313,148	2,266,053	2,452,564
Issuance of Common Stock	355	23	565	1,713
Purchase and Retirement of Common Stock	(3)	(51,962)	(101,688)	(207,154)
Amortization of Stock-Based Compensation Awards	1,470	4,844	36,545	18,930
Ending Balance	2,201,475	2,266,053	2,201,475	2,266,053

Retained Earnings:
Beginning Balance	2,243,104	2,003,888	2,071,809	1,455,811
Net (Loss) Income	(271,408)	101,927	(80,730)	796,533
Purchase and Retirement of Common Stock	1	(35,055)	(13,789)	(176,598)
Shares Withheld for Taxes	(21)	(51)	(5,614)	(5,037)
ASU 2018-02 Reclassification	—	1,100	—	1,100
Ending Balance	1,971,676	2,071,809	1,971,676	2,071,809

Accumulated Other Comprehensive Loss:
Beginning Balance	(7,778)	(6,472)	(7,904)	(8,476)
Other Comprehensive (Loss) Income	(4,827)	(332)	(4,701)	1,672
ASU 2018-02 Reclassification	—	(1,100)	—	(1,100)
Ending Balance	(12,605)	(7,904)	(12,605)	(7,904)

Total CNX Resources Corporation Stockholders' Equity	4,160,546	4,329,958	4,160,546	4,329,958

Non-Controlling Interest:
Beginning Balance	786,839	738,255	751,785	—
Net Income	31,353	27,488	112,678	86,578
Shares Withheld for Taxes	(6)	—	(696)	(348)
Amortization of Stock-Based Compensation Awards	399	636	1,880	2,411
Distributions to CNXM Noncontrolling Interest Holders	(16,822)	(14,594)	(63,884)	(55,433)
Acquisition of CNX Gathering, LLC	—	—	—	718,577
Ending Balance	801,763	751,785	801,763	751,785

Total Stockholders' Equity, Ending Balance	$4,962,309	$5,081,743	$4,962,309	$5,081,743

CNX RESOURCES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)	Three Months Ended		Year-Ended
(Unaudited)	December 31		December 31
Cash Flows from Operating Activities:	2019	2018	2019	2018
Net (Loss) Income	$(240,055)	$129,415	$31,948	$883,111
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	133,844	130,084	508,463	493,423
Amortization of Deferred Financing Costs	1,690	1,722	7,747	8,361
Impairment of Exploration and Production Properties	327,400	—	327,400	—
Impairment of Unproved Properties and Expirations	119,429	—	119,429	—
Impairment of Other Intangible Assets	—	—	—	18,650
Stock-Based Compensation	1,868	5,480	38,425	21,341
Gain on Asset Sales and Abandonments, net	(34,953)	(8,073)	(35,563)	(157,015)
Gain on Previously Held Equity Interest	—	—	—	(623,663)
(Gain) Loss on Debt Extinguishment	—	(315)	7,614	54,118
(Gain) Loss on Commodity Derivative Instruments	(135,987)	108,964	(376,105)	30,212
Net Cash Received (Paid) in Settlement of Commodity Derivative Instruments	43,449	(72,237)	69,780	(69,720)
Deferred Income Taxes	959	86,444	79,092	345,560
Equity in Earnings of Affiliates	(400)	(675)	(2,103)	(5,363)
Return on Equity Investment	800	—	4,056	—
Changes in Operating Assets:
Accounts and Notes Receivable	(36,093)	(107,859)	118,622	(57,734)
Supplies Inventories	543	11	2,731	1,027
Recoverable Income Taxes	(51,356)	(109,997)	87,050	(118,498)
Prepaid Expenses	(2,610)	(1,054)	3,115	(1,391)
Changes in Other Assets	990	4,221	1,000	4,904
Changes in Operating Liabilities:
Accounts Payable	(61,685)	10,228	(6,405)	12,760
Accrued Interest	2,170	(11,650)	4,529	(5,839)
Other Operating Liabilities	44,931	22,716	13,242	53,135
Changes in Other Liabilities	(466)	8,179	(23,507)	(1,556)
Net Cash Provided by Operating Activities	114,468	195,604	980,560	885,823
Cash Flows from Investing Activities:
Capital Expenditures	(228,097)	(322,273)	(1,192,599)	(1,116,397)
CNX Gathering LLC Acquisition, Net of Cash Acquired	—	—	—	(299,272)
Proceeds from Asset Sales	29,884	10,956	45,160	511,767
Net Distributions from Equity Affiliates	—	1,500	—	9,250
Net Cash Used in Investing Activities	(198,213)	(309,817)	(1,147,439)	(894,652)
Cash Flows from Financing Activities:
Net Proceeds from CNX Revolving Credit Facility	47,800	173,000	49,000	612,000
Payments on Miscellaneous Borrowings	(1,827)	(1,709)	(7,149)	(7,165)
Payments on Long-Term Notes	—	(19,600)	(405,876)	(955,019)
Proceeds from Issuance of CNX Senior Notes	—	—	500,000	—
Proceeds from Issuance of CNXM Senior Notes	—	—	—	394,000
Net Proceeds from (Payments on) CNXM Revolving Credit Facility	65,750	40,000	227,750	(65,500)
Distributions to CNXM Noncontrolling Interest Holders	(16,822)	(14,594)	(63,884)	(55,433)
Proceeds from Issuance of Common Stock	355	23	565	1,713
Shares Withheld for Taxes	(27)	(51)	(6,310)	(5,385)
Purchases of Common Stock	—	(87,387)	(117,477)	(381,752)
Debt Issuance and Financing Fees	(685)	(943)	(10,655)	(20,599)
Net Cash Provided by (Used in) Financing Activities	94,544	88,739	165,964	(483,140)
Net Increase (Decrease) in Cash and Cash Equivalents	10,799	(25,474)	(915)	(491,969)
Cash and Cash Equivalents at Beginning of Period	5,484	42,672	17,198	509,167
Cash and Cash Equivalents at End of Period	$16,283	$17,198	$16,283	$17,198